UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

LINDBLAD EXPEDITIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street, Suite 22 B3, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	LIND	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2026, the Board of Directors (the “Board”) of Lindblad Expeditions Holdings, Inc. (the “Company”) appointed Rear Admiral Keith Taylor (Ret.), Chief Maritime Officer of the Company, effective as of March 19, 2026 as an executive officer.

Mr. Taylor, age 64, joined the Company in April 2025. Prior to joining the Company, Mr. Taylor was Principal for Keith A. Taylor & Associates LLC, from January 2023 to March 2025, a company focused on strategic leadership, emergency management and operational performance in the maritime sector. Following a 30-year career in the U.S. Coast Guard, Mr. Taylor served as Executive Vice President of Fleet Operations for Holland America Line, Princess Cruises, Seabourn and P&O Cruises Australia, subsidiaries of Carnival Corporation from September 2013 through October 2022. During this time, Mr. Taylor led global operations for four brands with 41 cruise ships. During his Coast Guard career, Mr. Taylor served in a variety of command, operational, and engineering assignments, including Commander of the 13th Coast Guard District headquartered in Seattle, Washington. Mr. Taylor holds a Master of Business Administration from the Massachusetts Institute of Technology, where he was a Sloan Fellow, a Master of Science in Industrial Administration from Purdue University and graduated with honors from the U.S. Coast Guard Academy.

In his role as Chief Maritime Officer of the Company, Mr. Taylor will be compensated at an initial base salary of $330,000 annually. In addition, Mr. Taylor will be eligible to receive an annual cash bonus with a target equal to 75% of his annual base salary, based on the achievement of performance objectives to be established by the Compensation Committee of the Board (the “Compensation Committee”). In addition, Mr. Taylor will be eligible to receive annual equity-based compensation with a target value equal to 75% of his annual base salary, subject to the terms and conditions of the Company’s equity incentive plan and the applicable award agreements, as determined by the Compensation Committee. Mr. Taylor will also be eligible to participate in the Company’s employee benefit plans generally available to other senior executives of the Company, subject to the terms and conditions of such plans.

There are no arrangements or understandings between Mr. Taylor and any other person pursuant to which he was appointed as Chief Maritime Officer. There are no family relationships between Mr. Taylor and any director or executive officer of the Company. Mr. Taylor has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

March 25, 2026	By:	/s/ Frederick Goldberg
Frederick Goldberg, Chief Financial Officer